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                                                                 EXHIBIT 10.2(c)

                                 1985 STOCK PLAN
                             FOR EXECUTIVE EMPLOYEES

         (NOTE: ALL REFERENCES TO THE NUMBER OF SHARES OF STOCK SET FORTH IN THIS STOCK PLAN FOR EXECUTIVE EMPLOYEES HAVE BEEN ADJUSTED TO GIVE EFFECT TO THE COMPANY'S 3-FOR-2 STOCK SPLITS ON AUGUST 7, 1986, OCTOBER 7, 1988 AND OCTOBER 16, 1989, AND THE COMPANY'S 2-FOR-1 STOCK SPLIT, EFFECTED IN THE FORM OF A 100% STOCK DIVIDEND, PAID TO SHAREHOLDERS OF RECORD ON MAY 6, 1998.)


         SECTION 1.  ESTABLISHMENT, PURPOSE AND EFFECTIVE DATE OF PLAN

         1.1 Establishment. Universal Foods Corporation, a Wisconsin corporation, hereby establishes the "1985 STOCK PLAN" (the "PLAN")for key employees. The Plan permits the grant of Stock Options, Stock Appreciation Rights, Restricted Stock and Formula Price Stock.

         1.2 Purpose. The purpose of the Plan is to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by key employees, and by enabling the Company to attract and retain the services of key employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

         1.3 Effective Date. The Plan shall become effective as of the date of its adoption by the Board of Directors of the Company, subject to ratification by the shareholders of the Company within twelve months of the adoption date.

         SECTION 2.  DEFINITIONS

         2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

         (a)      "Board" means the Board of Directors of the Company.

         (b)      "Code" means the Internal Revenue Code of 1954, as amended.

         (c) "Committee" means the Personnel Policy Committee of the Board consisting of three or more members of the Board who are not, and who have not been at any time within one year prior to appointment to the Committee, eligible to receive Stock under the Plan or any similar plan of the Company.

         (d) "Company" means Universal Foods Corporation, a Wisconsin corporation.

         (e) "Disability" means the permanent and total inability, by reason of physical or mental infirmity, or both, of a Participant to perform the



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                  work customarily assigned to him by the Company. The
                  determination of the existence or nonexistence of Disability shall be made by the Committee based on satisfactory medical evidence.

         (f) "Fair Market Value" means the last sale price of the Stock as reported by the New York Stock Exchange on a particular date.

         (g) "Formula Price Stock" means stock, subject to a permanent discount from Fair Market Value, granted to a Participant pursuant to Section 11 of this Plan.

         (h) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (i) an "incentive stock option" within the meaning of Section 422A of the Code or (ii) a "nonstatutory stock option."

         (i) "Original Discount" means the amount by which the Fair Market Value of Formula Price Stock as of the date of purchase exceeds the purchase price determined by the Committee.

         (j) "Participant" means any individual designated by the Committee to participate in the Plan.

         (k) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 10 of the Plan.

         (l) "Restricted Stock" means Stock granted to a Participant pursuant to Section 10 of the Plan.

         (m) "Retirement" (including "Early Retirement" and "Normal Retirement") means termination of employment under the terms of the Company's salaried pension plan.

         (n) "Stock" means the Common Stock of the Company, par value of $0.10.

         (o) "Stock Appreciation Right" means the right to receive a cash payment from the Company equal to the excess of the Fair Market Value of a share of stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option exercise price.


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         2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural and the plural shall include the singular.

         SECTION 3.  ELIGIBILITY AND PARTICIPATION

         3.1 Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those key employees of the Company and its subsidiaries, including subsidiaries which become such after adoption of the Plan, who are recommended for participation by the Chief Executive Officer and who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

         SECTION 4.  ADMINISTRATION

         4.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

         SECTION 5.  STOCK SUBJECT TO PLAN

         5.1 Number. The total number of shares of Stock subject to issuance under the Plan may not exceed 2,700,000, subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3. Of this total number, up to 1,012,500 shares of Stock may be granted in Restricted Stock and/or Formula Price Stock to Participants under the Plan. However, the number of shares of Formula Price Stock granted pursuant to Section 11 herein may not exceed 506,250. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

         5.2 Unused Stock. In the event any shares of Stock that are subject to an Option which, for any reason, expires or is terminated unexercised as to such












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shares, or any shares of Stock subject to a Restricted Stock or Formula Price
Stock grant made under the Plan are reacquired by the Company pursuant to the Plan, such shares again shall become available for issuance under the Plan.

         5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the shareholders of the Company by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number of shares of Stock subject to each outstanding Option, and its stated Option price, shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee shall also have discretion to make appropriate adjustments in the number of shares subject to Restricted and Formula Price Stock grants then outstanding under the Plan pursuant to the terms of such grants or otherwise.

         SECTION 6.  STOCK APPRECIATION RIGHTS SUBJECT TO PLAN

         6.1 Plan Limitation. The number of Stock Appreciation Rights which may be granted pursuant to the Plan may not exceed 1,350,000.

         6.2 Unexercised Rights. In the event any Stock Appreciation Rights expire unexercised, such Rights again shall become available for issuance under the Plan.

         6.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the shareholders of the Company by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the Committee shall make appropriate adjustments in the number of outstanding Rights and the related grant values.

         SECTION 7.  DURATION OF PLAN

         7.1 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 15 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions








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hereof. Notwithstanding the foregoing, no Option, Stock Appreciation Right,
Restricted Stock or Formula Stock may be granted under the Plan on or after the tenth (10th) anniversary of the Plan's effective date.

         SECTION 8.  STOCK OPTIONS

         8.1 Grant of Options. Subject to the provisions of Sections 5 and 7, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine whether an Option is to be an incentive stock option within the meaning of Section 422A of the Code or a nonstatutory stock option. However, in no event shall the Fair Market Value (determined at the date of grant) of Stock for which a Participant may be granted incentive stock options in any calendar year exceed $100,000 plus any unused carryover calculated in accordance with Section 422(A)(c)(4) of the Code. Nor shall any incentive stock option be granted to any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Nothing in this Section 8 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in excess of the maximum established by Section 422A of the Code.

         8.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains and such other provisions as the Committee shall determine.

         8.3 Option Price. No Option granted pursuant to the Plan shall have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted.

         8.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

         8.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. Notwithstanding the provisions of this Subsection 8.5, no incentive stock option granted to a Participant under the Plan shall be exercisable while there is





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outstanding (within the meaning of Section 422A(c)(7) of the Code) any other incentive stock option previously granted to such Participant under the Plan, or any other plan meeting the requirements of Section 422A of the Code, to purchase Stock. For this purpose, an incentive stock option will be considered "outstanding" until such option is exercised in full or expires by reason of lapse of time.

         8.6 Payment. The Option price upon exercise of any Option shall be payable to the Company in full either (i) in cash or its equivalent, or (ii) by tendering shares of previously acquired Stock having a Fair Market Value at the time of exercise equal to the total Option price, or (iii) by a combination of
(i)and (ii). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

         8.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

         8.8 Termination of Employment Due to Death, Disability or Retirement. In the event the employment of a Participant is terminated by reason of death, Disability or Retirement, any outstanding Options shall become immediately exercisable at any time prior to the expiration date of the Options or within 12 months after such date of termination of employment, whichever period is the shorter. However, in the case of incentive stock options, the favorable tax treatment prescribed under Section 422A of the Code shall not be available if such options are not exercised within three months after such date of termination due to Retirement.

         8.9 Termination of Employment Other than for Death, Disability or Retirement. If the employment of the Participant shall terminate for any reason other than death, Disability or Retirement, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or three months after such date of termination of employment, whichever first occurs.

         8.10 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated,







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otherwise than by will or by the laws of descent and distribution. Further, all
Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

         SECTION 9.  STOCK APPRECIATION RIGHTS

         9.1 Grant of Stock Appreciation Rights. Subject to the provisions of Sections 6 and 7, Stock Appreciation Rights may be granted to Participant. A Stock Appreciation Right shall relate only to a specific Option granted under the Plan and may relate to all or part of the Option shares covered by the related Option.

         9.2 Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercisable at such time or times, on the conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised for all or part of the shares of Stock subject to the related Option.

         9.3 Effect of Exercise. Upon exercise of any number of Stock Appreciation Rights, the number of Option shares subject to the related Option shall be reduced accordingly and such Option shares may not again be subjected to an Option under this Plan. The exercise of any number of Options shall result in an equivalent reduction in the number of Option shares covered by the related Stock Appreciation Right and such shares may not again be subject to a Stock Appreciation Right under this Plan; provided, however, that if a Stock Appreciation Right was granted for less than all of the Option shares covered by the related Option, no such reduction shall be made until such time as the number of shares exercised under the related Option exceeds the number of Option shares not covered by the Stock Appreciation Right.

         9.4 Payment of Stock Appreciation Right Amount. Upon exercise of the Stock Appreciation Right, the holder shall be entitled to receive payment in cash of an amount (subject to Subsection 9.7 below) determined by multiplying:

         (a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant by

         (b) The number of shares with respect to which the Stock Appreciation Right is exercised.

         In the case of a Stock Appreciation Right which is granted in conjunction with an Incentive Stock Option, the amount determined under (a) above shall be determined by using a price fixed by the Committee at the date of grant which does not exceed the option price of the related Incentive Stock Option.













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         9.5 Limit on Appreciation. The Committee may, in its sole discretion, establish (at the time of grant) a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

         9.6 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934.

         9.7 Termination of Employment. In the event the employment of a Participant is terminated by reason of death, Disability, Retirement or any other reason, any Rights outstanding shall terminate in the same manner as specified for Options under Subsections 8.8 and 8.9 herein.

         SECTION 10.  RESTRICTED STOCK

         10.1 Grant of Restricted Stock. Subject to the provisions of Sections 5 and 7, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be in writing.

         10.2 Transferability. Except as provided in Section 10 hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant.

         10.3 Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

         10.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Subsection 10.3 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan share bear the following legend:

         "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in Universal Foods Corporation's





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         1985 Stock Plan, rules of administration adopted pursuant to such Plan and a Restricted Stock grant dated _____________. A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of Universal Foods Corporation."

         10.5 Removal of Restrictions. Except as otherwise provided in Section 10 hereof, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Subsection 10.4 removed from his Stock certificates.

         10.6 Voting Rights. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

         10.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

         10.8 Termination of Employment Due to Retirement. In the event that a Participant terminates his employment with the Company because of Normal Retirement, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Subsection 10.2 hereof shall automatically terminate and, except as otherwise provided in Subsection 10.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferrable. In the event that a Participant terminates his employment with the Company because of Early Retirement, the Committee may, in its sole discretion, waive the restrictions remaining on any or all shares of Restricted Stock pursuant to Subsection 10.2 hereof and/or add such new restrictions to those shares of Restricted Stock as it deems appropriate.

         10.9 Termination of Employment Due to Death or Disability. In the event a Participant terminates his employment with the Company because of death or Disability during the Period of Restriction, the restrictions applicable to the shares of Restricted Stock pursuant to Subsection 10.2 hereof shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to






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such Participant multiplied by the number of full months which have elapsed since the date of grant divided by the maximum number of full months of the Period of Restriction. All remaining shares shall be forfeited and returned to the Company; provided, however, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining shares.

         10.10 Termination of Employment for Reasons Other than Death, Disability or Retirement. In the event that a Participant terminates his employment with the Company for any reason other than those set forth in Subsections 10.8 and 10.9 hereof during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all such shares and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate.

         10.11 Nontransferability of Restricted Stock. No shares of Restricted Stock granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction. All rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

         10.12 Election to Sell Shares to the Company. A participant, or in the case of his death his beneficiary or estate, may elect to sell to the Company up to one-half of the shares of Restricted Stock issued to him pursuant to the Plan and upon which the restrictions set forth in Subsections 10.2 and 10.3 lapsed. To the extent permitted by law, the Company shall purchase such shares. Each such sale must occur within sixty (60) days after the last day of the Period of Restriction for such shares and shall be for a price equal to the Fair Market Value determined as of the last business day of the Period of Restriction of the shares of Restricted Stock to be sold. Such price shall be payable in cash or by check in one lump sum payment, unless provisions relating to payment for such shares in installments are agreed to by the Company and the Participant (or his beneficiary or estate).

         SECTION 11.  FORMULA PRICE STOCK

         11.1 Award of Formula Price Stock. Subject to the provisions of Sections 5 and 7, the Committee may offer shares of Formula Price Stock to such Participants as it shall determine, at a price to be determined by the Committee,








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but in no event shall the price be less than fifty percent (50%) of the Stock's
Fair Market Value on the date of the award.

         11.2 Right of First Refusal. Before Formula Price Stock granted under this Plan may be offered for sale to a third party, the Participant first must offer it to the Company. The Company, upon receipt of written notice from the Participant, shall have the right to purchase all or any part of the offered shares at a price per share equal to the Fair Market Value on the date of the Participant's offer less the Original Discount to the Participant. If the Company does not elect to exercise its right of first refusal, such right, including the formula price, shall be retained by the Company and shall apply to any subsequent owners of the shares.

         11.3 Exercise and Payment. Offers of Formula Price Stock to Participants shall be acceptable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. The purchase price of Formula Price Stock upon acceptance of the offer shall be payable in full either (i)in cash or its equivalent, or (ii) by tendering shares of previously acquired stock having a fair market value at the time of exercise equal to the total purchase price, or (iii) by a combination of (i) and (ii).

         11.4 Certificate Legend. Each certificate representing shares of Formula Price Stock granted pursuant to the Plan shall bear the following legend:

         "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to Universal Foods Corporation's right of first refusal to purchase the shares at a price equal to the stock's fair market value, as determined by the last sale price of the stock as reported by the New York Stock Exchange on the date of offer, less $_______________."

         11.5 Voting Rights. Participants holding shares of Formula Price Stock granted hereunder may exercise full voting rights with respect to those shares.

         11.6 Dividends and Other Distributions. Participants holding shares of Formula Price Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Formula Price Stock with respect to which they were paid.





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         11.7 Termination of Employment. In the event the employment of a
Participant is terminated by reason of death, Disability, Retirement or any other reason, the Participant (or his beneficiary or estate) shall offer the shares of Formula Price Stock to the Company for purchase as described in Subsection 11.2 hereof.

         SECTION 12.  BENEFICIARY DESIGNATION

         12.1 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

         SECTION 13.  RIGHTS OF EMPLOYEES

         13.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time nor confer upon any Participant any right to continue in the employ of the Company.

         13.2 Participation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

         SECTION 14.  MERGER OR CONSOLIDATION

         14.1 Treatment of Options and Stock Appreciation Rights. A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option and Stock Appreciation Right outstanding hereunder to terminate. However, the Participant shall have the right, except as limited by Subsection 14.4 hereof, to exercise any unexercised Options or Stock Appreciation Rights, whether or not then exercisable, subject to the provisions of the Plan immediately prior to such dissolution, liquidation, merger or consolidation.

         14.2 Treatment of Restricted Stock. In the event of a merger or consolidation such that the Company is not the surviving corporation, all restrictions shall lapse, except as limited by Subsection 14.4 hereof, on the shares of



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Restricted Stock granted under the Plan and thereafter such shares shall be freely transferable by the Participant, subject to applicable federal or state securities laws.

         14.3 Treatment of Formula Price Stock. Immediately prior to a merger or consolidation in which the Company is not the surviving corporation, the Participant shall be required, except as limited by Subsection 14.4 hereof, to offer the shares of Formula Price Stock to the Company for purchase as described in Subsection 11.2 hereof.

         14.4 Limitation on Payments. If the receipt of any payment under this Section by any Participant shall, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Section 28UG and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel selected as aforesaid, to prevent the imposition of such excise tax.

         SECTION 15.  AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

         15.1 Amendment, Modification and Termination of Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the shareholders, may:

         (a) Increase the total amount of Stock which may be issued under the Plan, except as provided in Subsections 5.1 and 5.3 of the Plan.

         (b) Change the provisions of the Plan regarding the Option price except as permitted by Subsection 5.3.

         (c) Materially increase the cost of the Plan or materially increase the benefits to Participants.

         (d) Extend the period during which Options, Stock Appreciation Rights, Restricted Stock, or Formula Stock may be granted.

         (e) Extend the maximum period after the date of grant during which Options may be exercised.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock, or Formula Price Stock theretofore granted under the Plan, without the consent of the Participant.






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         SECTION 16.  TAX WITHHOLDING

         16.1 Tax Withholding. Whenever shares of Stock are to be issued under the Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy Federal, state and local withholding tax requirements.

         SECTION 17.  INDEMNIFICATION

         17.1 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         SECTION 18.  REQUIREMENTS OF LAW

         18.1 Requirements of Law. The granting of Options, Stock Appreciation Rights, Restricted Stock or Formula Price Stock, and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         18.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.












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